Table of Contents

Exhibit 4.7

THIRD AMENDMENT TO THE SERVICES AGREEMENT AND OTHER COVENANTS

By this private instrument, and in the best terms of law, the Parties hereinbelow, to wit

Empresa Brasileira de Telecomunicações S.A. - EMBRATEL, headquartered at Avenida Presidente Vargas, 1.012, in the city and state of Rio de Janeiro, Corporate Taxpayer’s ID (CNPJ/MF) 33.530.486/0001-29, hereby represented by Marcelo da Silva Miguel, Individual Taxpayer’s ID (CPF/MF) 797.011.597-72, hereinafter referred to as EMBRATEL; and,

NET Serviços de Comunicação S/A, headquartered at Rua Verbo Divino, 1356, in the city and state of São Paulo, Corporate Taxpayer’s ID (CNPJ/MF) 00.108.786/0001-65, and its subsidiaries ("NET Operations"), duly listed in the Exhibit I to the present amended contract, all of them represented by José Antônio Guaraldi Félix, Individual Taxpayer’s ID 140.448.620-87 and João Adalberto Elek Júnior, Individual Taxpayer’s ID 550.003.047-72, hereinafter referred to as NET;

NET and EMBRATEL severally designated as Party and jointly as Parties.

WHEREAS:

(I) On December 07, 2006, the Parties entered into the Services Agreement and Other Covenants ("Agreement"), its first amendment in 07/31/2007 and its second amendment in 04/10/2008, providing for certain obligations in order to make feasible the rendering of voice services by EMBRATEL to its end customers

(II) The list of NET’s subsidiaries must be updated, in order to include the companies expressly named in this Amendment;

They resolve to enter into this present Third Amendment to the Services Agreement and Other Covenants ("Agreement"), which shall be ruled by applicable regulation and by following conditions:

1. Purpose

1.1. This Amendment aims at including, in the Exhibit I to this Agreement, NET’s subsidiaries, as follows:

“(i) Companies which became NET’s subsidiaries in 06/11/2007:

- JACAREÍ CABO S/A, a corporation under private law, headquartered at Rua Alfredo Schurig, 37, in the city of Jacareí, State of São Paulo, Corporate Taxpayer’s ID 04.365.781/0001-79;

- VIVAX LTDA., a corporation under private Law, headquartered at Av. José Meneghel, 65, sala 7, in the city of Americana, State of São Paulo, Corporate Taxpayer’s ID 01.402.946/001-47, and

- 614 TVH VALE LTDA., a corporation under private Law, headquartered at Av. São João, 1046, in the city of São José dos Campos, State of São Paulo, Corporate Taxpayer’s ID  03.004.079/0001-17.

“(ii) Companies which became NET’s subsidiaries in 29/12/2008:

- TV A CABO CASCAVEL LTDA., a corporation headquartered at Rua São Paulo, 1304, in the city of Cascavel, State of Paraná, Corporate Taxpayer’s ID 02.973.424/0001-68;

- TV A CABO GUARAPUAVA LTDA., a corporation headquartered at Rua Conselheiro Jesuíno Marcondes, 2070, Santa Cruz, in the city of Guarapuava, State of Paraná, Corporate Taxpayer’s ID 92.370.131/0001-25;

- TV JACARANDÁ LTDA., a corporation headquartered at Rua Dr. Paula Xavier, 655, Centro, in the city of Ponta Grossa, State of Paraná, Corporate Taxpayer’s 02.215.698/0001-98 and Branch at Praça Raposo Tavares, 378, in the city of Cianorte, State of Paraná, Corporate Taxpayer’s ID 02.215.698/0002-79;

- 614 TVP JOÃO PESSOA S/A., a corporation headquartered at Rua Verbo Divino, 1356, 2º andar, Chácara Santo Antônio, in the city of São Paulo, State of São Paulo, Corporate Taxpayer’s ID 03.004.081/0001-96 and Branch at Avenida Estevão Gerson da Cunha, 145, Bl. 10, BR 230KM, Água Fria, João Pessoa, Paraíba, Corporate Taxpayer’s ID 03.004.081/0002-77;

- 614 TVG GUARULHOS S.A., a corporation headquartered at Avenida Doutor Timóteo Penteado, 2340/2344, Vila Hulda, in the city of Guarulhos, State of São Paulo, Corporate Taxpayer’s ID 02.998.957/0001-02;

- 614 TVT MACEIÓ S.A., a corporation headquartered at rua Verbo Divino, 1356, 2º andar, sala 03, Chácara Santo Antônio, in the city and State of São Paulo, Corporate Taxpayer's ID 02.998.932/0001-09 and Branch at Rua Industrial Moacir Duarte, 49, Mangabeiras, Maceió, Alagoas, Corporate Taxpayer's ID 02.998.932/0002-81;

- TVC OESTE PAULISTA LTDA., a corporation headquartered at Avenida Rio Branco, 1441, Salgado Filho, in the city of Marília, State of São Paulo, Corporate Taxpayer’s ID 61.500.088/0001-03 (a company incorporated by Net Serviços de Comunicação S/A in 04/30/2009).

“(iii) Companies which became NET’s subsidiaries in 06/30/2009:

- ESC 90 TELECOMUNICAÇÕES LTDA., a corporation headquartered in the city of Vitória, State of Espírito Santo, at Av. Desembargador Santos Neves, 1.469, Praia do Canto, Corporate Taxpayer’s ID 02.156.312/0001-14.”

1.2. The information of the following “NET” companies, already included in this Agreement are now updated:

“a) Replacing companies Net Florianópolis Ltda., Net Florianópolis Ltda.  – Piracicaba Branch, Net Florianópolis Ltda. - Joinville Branch, for branches of the company NET SERVIÇOS DE COMUNICAÇÃO S/A:

FLORIANÓPOLIS Branch, a corporation headquartered in the city of Florianópolis, State of Santa Catarina, at Avenida Rio Branco, 808, party, Corporate Taxpayer’s ID 00.108.786/0035-04;

- PIRACICABA Branch, a corporation headquartered in the city of Piracicaba, State of São Paulo, at Avenida Independência, 3552, party, Corporate Taxpayer’s ID 00.108.786/0090-30;

- JOINVILLE Branch, a corporation headquartered in the city of Joinville, State of Santa Catarina, at Rua Presidente Campos Salles, 228, Corporate Taxpayer’s ID 00.108.786/0040-71.”

1.3. Due to the inclusions mentioned above, the Parties, in agreement, replace Exhibit I by the one attached to this Amendment, which, being duly signed, is part of this Agreement.

2. General Provisions

2.1. All terms starting with capital letters in this Amendment will have the meaning established for them in the Agreement, except when there is an express definition in this Amendment.

2.2. All provisions of the Agreement which were not expressly changed by this Amendment remain in force and effective.

Rio de Janeiro, September 25, 2009.

/s/ Marcello da Silva Miguel
EMBRATEL Marcello da Silva Miguel Individual Taxpayer’s ID: 797.011.597-72

/s/ José Antônio Guaraldi Félix		/s/ João Adalberto Elek Júnior
José Antônio Guaraldi Félix Individual Taxpayer’s ID 140.448.620-87	NET	João Adalberto Elek Júnior Individual Taxpayer’s ID: 550.003.047-72

Witnesses:

1-_/s/_Alexandre Gomes da Silva_________	2-_/s/_Marcelo Parraga_______
Name: Alexandre Gomes da Silva	Name: Marcelo Parraga
Individual Taxpayer’s ID: 449 976 126-34	Individual Taxpayer’s ID: 480.396.910-87

EXHIBIT I

NET Operations

NET ANÁPOLIS LTDA., headquartered in the city of Anápolis, State of Goiás, at Rua Senai, 179, Corporate Taxpayer’s ID 33.584.277/0001-68;

NET ARAPONGAS LTDA., headquartered in the city of Arapongas, State of Paraná, at Rua Marabú, 542, Corporate Taxpayer’s ID 81.897.118/0001-66;

NET BAURU LTDA., headquartered in the city of Bauru, State of São Paulo, at Avenida Duque de Caxias, 4-66, Corporate Taxpayer’s ID 64.083.561/0001-84;

NET BELO HORIZONTE LTDA., headquartered in the city of Belo Horizonte, State of Minas Gerais, at Avenida Renascença, 515, Corporate Taxpayer’s ID 38.738.308/0001-01;

NET BRASÍLIA LTDA., headquartered in Brasília, Federal District, at SIG/Sul Quadra 01, 725, Corporate Taxpayer’s ID 26.499.392/0001-79;

NET CAMPINAS LTDA., headquartered in the city of Campinas, State of São Paulo, at Avenida Marechal Rondon, 2.600, térreo, 1º andar, party, and storehouse/warehouse, Corporate Taxpayer’s ID 61.698.510/0001-84;

NET CAMPO GRANDE LTDA., headquartered in the city of Campo Grande, State of Mato Grosso do Sul, at Avenida Afonso Pena, 3.004, Corporate Taxpayer’s ID 24.615.965/0001-57;

NET FRANCA LTDA., headquartered in the city of Franca, State of São Paulo, at Rua Carmem Irene Batista, 2.837, Corporate Taxpayer’s ID 60.348.414/0001-38;

NET GOIÂNIA LTDA., headquartered in the city of Goiânia, State of Goiás, at Rua 15, Quadra j-15, Lote 08, Corporate Taxpayer’s ID 33.659.475/0001-43;

NET INDAIATUBA LTDA., headquartered in the city of Indaiatuba, State of São Paulo, at Rua 11 de Junho, 1.849/1.853, Corporate Taxpayer’s ID 58.393.695/0001-07;

NET LONDRINA LTDA., headquartered in the city of Londrina, State of Paraná, at Rua Santos, 737, Corporate Taxpayer’s ID 80.924.459/0001-10;

NET MARINGÁ LTDA., headquartered in the city of Maringá, State of Paraná, at Avenida Nóbrega, 494, Zona 04, Corporate Taxpayer’s ID 81.712.416/0001-34;

NET PARANÁ COMUNICAÇÕES LTDA., headquartered in the city of Curitiba, State of Paraná, at Rua Paulo Graeser Sobrinho, 557, Corporate Taxpayer’s ID 84.922.681/0001-35; and its branches.

NET RIBEIRÃO PRETO LTDA., headquartered in the city of Ribeirão Preto, State of São Paulo, at Rua Antônio Fernandes Figueroa, 1.675, Corporate Taxpayer’s ID 64.807.456/0001-40;

NET RIO LTDA., headquartered in the city of Rio de Janeiro, State of Rio de Janeiro, at Rua Vilhena de Morais, 380, bloco 2, sala 201, with annexes, Barra da Tijuca, Corporate Taxpayer's 28.029.775/0001-09;

NET SÃO CARLOS LTDA., headquartered in the city of São Carlos, State of São Paulo, at Rua Major José Inácio, 2.500, Corporate Taxpayer’s ID 57.724.759/0001-34;

NET SÃO JOSÉ DO RIO PRETO LTDA., headquartered in the city of São José do Rio Preto, State of São Paulo, at Rua Lafaiete Spínola de Castro, 1.922, Corporate Taxpayer’s ID 69.082.832/0001-09;

NET SÃO PAULO LTDA., headquartered in the city of São Paulo, state of São Paulo, at Rua Verbo Divino, 1356, térreo, blocos 1 e 2, Chácara Santo Antônio, Corporate Taxpayer’s ID 65.697.161/0001-21 and its branch NET Santos, headquartered at Rua General Francisco Glicério, 647, José Menino, Santos/SP, Corporate Taxpayer’s ID 65.697.161/0019-50;

NET SERVIÇOS DE COMUNICAÇÃO S/A, headquartered at Rua Verbo Divino, 1356, in the city and State of São Paulo, Corporate Taxpayer's ID 00.108.786/0001-65, and its branches:

- JUNDIAÍ Branch, a company headquartered in the city of Jundiaí, State of São Paulo, at Rua Professor João Batista Curado, 151, Anhangabaú, Corporate Taxpayer’s ID 00.108.786/0031-80;

- VALINHOS Branch, a company headquartered in the city of Valinhos, State of São Paulo, at Rua Lourenço Ferrari, 387, party, Jardim Manacas, Corporate Taxpayer’s ID 00.108.786/0121-71;

- BOTUCATU Branch, a company headquartered in the city of Botucatu, State of São Paulo, at Rua Antonio Ferrucio Mori, 207, party, Jardim Manacas, Corporate Taxpayer’s ID 00.108.786/0120-90;

- SERTÃOZINHO Branch, a company headquartered in the city of Sertãozinho, State of São Paulo, at Rua Antônio Malaquias Pedroso, 1433, party, Centro.

- JAÚ Branch, a company headquartered in the city of Jaú, State of São Paulo, at Avenida Nenê Galvão, 2871, party, Jardim Ferreira Di.

FLORIANÓPOLIS Branch, a company headquartered in the city of Florianópolis, State of Santa Catarina, at Avenida Rio Branco, 808, party, Corporate Taxpayer’s ID 00.108.786/0035-04;

- PIRACICABA Branch, a company headquartered in the city of Piracicaba, State of São Paulo, at Avenida Independência, 3552, party, Corporate Taxpayer’s ID 00.108.786/0090-30;

- JOINVILLE Branch, a company headquartered in the city of Joinville, State of Santa Catarina, at Rua Presidente Campos Salles, 228, Corporate Taxpayer’s ID 00.108.786/0040-71.

- MARÍLIA Branch, a company headquartered at Avenida Rio Branco, 1441, party, Salgado Filho, in the city of Marília, State of São Paulo, Corporate Taxpayer’s ID 00.108.786/0122-52.

NET SOROCABA LTDA., headquartered in the city of Sorocaba, state of São Paulo, at Av. Antônio Carlos Comitre, 1074, esquina com Rua Pedro Mofina, 81, Corporate Taxpayer’s ID 64.637.903/0001-60

NET SUL COMUNICAÇÕES LTDA., headquartered in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, 1111, Corporate Taxpayer’s ID 73.676.512/0001-46;

TELEVISÃO A CABO CRICIÚMA LTDA., headquartered in the city of Criciúma, state of Santa Catarina, at Rua Joaquim Nabuco, 458, Corporate Taxpayer’s  ID 80.168.321/0001- 39;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA., headquartered in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, 1111, Corporate Taxpayer’s ID 93.088.342/0001-96;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - BAGÉ, located in the city of Bagé, state of Rio Grande do Sul, at Rua Sete de Setembro, 1300, Corporate Taxpayer’s ID 93.088.342/0006-09;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - BENTO GONÇALVES, located in the city of Bento Gonçalves, state of Rio Grande do Sul, at Rua Domingos Paganelli, 100, Corporate Taxpayer’s ID 93.088.342/0044-26;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - BLUMENAU, located in the city of Blumenau, state of Santa Catarina, at Av. Brasil, 60, Corporate Taxpayer’s ID 93.088.342/0031-01;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - CAPÃO DA CANOA, located in the city of Capão da Canoa, state of Rio Grande do Sul, at Rua Andira, 625, Corporate Taxpayer’s ID 93.088.342/0040-00

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - CAXIAS DO SUL, located in the city of Caxias do Sul, state of Rio Grande do Sul, at Rua Os Dezoito do Forte, 1236, Corporate Taxpayer’s ID 93.088.342/0033-73;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - CHAPECÓ, located in the city of Chapecó, state of Santa Catarina, at Rua Nereu Ramos, 237, Corporate Taxpayer’s ID 93.088.342/0012-49;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - ERECHIM, located in the city of Erechim, state of Rio Grande do Sul, at Rua Soledade, 277, Corporate Taxpayer’s ID 93.088.342/0009-43;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - FARROUPILHA, located in the city of Farroupilha, state of Rio Grande do Sul, at Rua Tiradentes, 607, Corporate Taxpayer’s ID 93.088.342/0039-69;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - LAJEADO, a company located in the city of Lajeado, state of Rio Grande do Sul, at Rua Sete de Setembro, 184, sala 101, Corporate Taxpayer’s ID 93.088.342/0042-64;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - NOVO HAMBURGO, located in the city of Novo Hamburgo, state of Rio Grande do Sul, at Rua Gomes Portinho, 619, Corporate Taxpayer’s ID 93.088.342/0036-16;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - PASSO FUNDO, located in the city of Passo Fundo, state of Rio Grande do Sul, at Rua Fagundes Reis, 654, Corporate Taxpayer’s ID 93.088.342/0019-15;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - PELOTAS, located in the city of Pelotas, state of Rio Grande do Sul, at Rua Padre Anchieta, 2226, Corporate Taxpayer’s ID 93.088.342/0023-00;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - RIO GRANDE, located in the city of Rio Grande, state of Rio Grande do Sul, at Rua República do Líbano, 284, Corporate Taxpayer’s ID 93.088.342/0008-62;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - SANTA CRUZ DO SUL, located in the city of Santa Cruz do Sul, state of Rio Grande do Sul, at Rua Marechal Deodoro, 1008, Corporate Taxpayer’s ID 93.088.342/0017-53;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - CRUZ ALTA, located in the city of Cruz Alta, state of Rio Grande do Sul, at Rua Pinheiro Machado, 1157, Corporate Taxpayer’s ID 93.088.342/0035-35;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - SANTA MARIA, located in the city of Santa Maria, state of Rio Grande do Sul, at Rua Visconde de Pelotas, 2122, Corporate Taxpayer’s ID 93.088.342/0037-05;

DR EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA. - URUGUAIANA, located in the city of Uruguaiana, state of Rio Grande do Sul, at Rua Domingos de Almeida, 1727, Corporate Taxpayer’s ID 93.088.342/0034-54;

- JACAREÍ CABO S/A, located at Rua Alfredo Schurig, 37, in the city of Jacareí, State of São Paulo, Corporate Taxpayer’s ID 04.365.781/0001-79;

VIVAX LTDA., located in the city of Americana, state of São Paulo, at Av. José Meneghel, 65, sala 7, Corporate Taxpayer’s ID 01.402.946/0001-47, and its branches;

614 TVH VALE LTDA., located in the city of São José dos Campos, state of São Paulo, at Av. São João, 1046, Corporate Taxpayer’s ID 03.004.079/0001-17;

- TV A CABO CASCAVEL LTDA., a corporation headquartered at Rua São Paulo, 1304, in the city of Cascavel, State of Paraná, Corporate Taxpayer’s ID 02.973.424/0001-68;

- TV A CABO GUARAPUAVA LTDA., a corporation headquartered at Rua Conselheiro Jesuíno Marcondes, 2070, Santa Cruz, in the city of Guarapuava, State of Paraná, Corporate Taxpayer’s ID 92.370.131/0001-25;

- TV JACARANDÁ LTDA., a corporation headquartered at Rua Dr. Paula Xavier, 655, Centro, in the city of Ponta Grossa, State of Paraná, Corporate Taxpayer’s 02.215.698/0001-98 and Branch at Praça Raposo Tavares, 378, in the city of Cianorte, State of Paraná, Corporate Taxpayer’s ID 02.215.698/0002-79;

- 614 TVP JOÃO PESSOA S/A., a corporation headquartered at Rua Verbo Divino, 1356, 2º andar, Chácara Santo Antônio, in the city of São Paulo, State of São Paulo, Corporate Taxpayer’s ID 03.004.081/0001-96 and Branch at Avenida Estevão Gerson da Cunha, 145, Bl. 10, BR 230KM, Água Fria, João Pessoa, Paraíba, Corporate Taxpayer’s ID 03.004.081/0002-77;

- 614 TVG GUARULHOS S.A., a corporation headquartered at Avenida Doutor Timóteo Penteado, 2340/2344, Vila Hulda, in the city of Guarulhos, State of São Paulo, Corporate Taxpayer’s ID 02.998.957/0001-02;

- 614 TVT MACEIÓ S.A., a corporation headquartered at rua Verbo Divino, 1356, 2º andar, sala 03, Chácara Santo Antônio, in the city and State of São Paulo, Corporate Taxpayer's ID 02.998.932/0001-09 and Branch at Rua Industrial Moacir Duarte, 49, Mangabeiras, Maceió, Alagoas, Corporate Taxpayer's ID 02.998.932/0002-81;

- ESC 90 TELECOMUNICAÇÕES LTDA., a corporation headquartered in the city of Vitória, State of Espírito Santo, at Av. Desembargador Santos Neves, 1.469, Praia do Canto, Corporate Taxpayer’s ID 02.156.312/0001-14.